Exhibit 10.8

LEGACY ACQUISITION CORP.

1308 Race Street, Suite 200

Cincinnati, OH 45202

November [  ], 2017

Legacy Acquisition Sponsor, LLC

312 Walnut Street, Floor 1

Cincinnati, OH 45202

Ladies and Gentlemen:

This letter will confirm our agreement that, commencing on the effective date (the “Effective Date”) of the registration statement (the “Registration Statement”) for the initial public offering (the “IPO”) of the securities of Legacy Acquisition Corp. (the “Company”) and continuing until the earlier of (i) the consummation by the Company of an initial business combination or (ii) the Company’s liquidation (in each case as described in the Registration Statement) (such earlier date hereinafter referred to as the “Termination Date”), Legacy Acquisition Sponsor I LLC shall make available to the Company certain office space, utilities, secretarial support and other administrative and consulting services as may be required by the Company from time to time, situated at 1308 Race Street, Suite 200, Cincinnati, OH 45202 (or any successor location). In exchange therefor, the Company shall pay Legacy Acquisition Sponsor I LLC the sum of $10,000 per month on the Effective Date and continuing monthly thereafter until the Termination Date. Legacy Acquisition Sponsor I LLC hereby agrees that it does not have any right, title, interest or claim of any kind in or to any monies that may be set aside in a trust account (the “Trust Account”) that may be established upon the consummation of the IPO as a result of this letter agreement (the “Claim”) and hereby waives any Claim it may have in the future as a result of, or arising out of, this letter agreement and will not seek recourse against the Trust Account for any reason whatsoever.

Very truly yours,

LEGACY ACQUISITION CORP.

By:
Name: Edwin J. Rigaud
Title: Chief Executive Officer

AGREED TO AND ACCEPTED BY:

LEGACY ACQUISITION SPONSOR I LLC

By:
Name: Edwin J. Rigaud
Title: Managing Member